AMENDMENT TO CUSTODIAN SERVICES AGREEMENT

AMENDMENT, dated as of [December 21, 2015] (the “Amendment”), between CONSULTING GROUP CAPITAL MARKET FUNDS (“CGCM”), an investment company registered under the 1940 Act (the “Fund”) on behalf of each of its portfolios identified on Exhibit A to the Agreement (as defined below) (each a “Portfolio” and collectively the “Portfolios”)(together with each Portfolio thereof made subject to the Agreement in accordance with Section 12(c) of the Agreement) and BROWN BROTHERS HARRIMAN & CO. (the “Custodian”).

WHEREAS, pursuant to a Custodian Services Agreement between the Fund on behalf of its Portfolios and the Custodian, dated as of January 1, 2011 (as amended, restated, supplemented, and otherwise in effect, the “Agreement”), the Custodian has been appointed to provide certain custodian services to Fund and its Portfolios; and

WHEREAS, the Fund, on behalf of its Portfolios, and the Custodian desire to amend the Agreement as hereinafter set forth;

ACCORDINGLY, in consideration of the mutual agreements herein contained, the Fund and the Custodian hereby agree as follows:

1.	Amendments to the Agreement.

The Agreement is hereby amended by adding the following to the end of the sentence in Section 6:

“as such Exhibit C may be updated and/or replaced from time to time in writing by the Custodian and the Fund.”

The Agreement is hereby amended by adding the following sentence at the end of Section 9(a):

“Following the Renewal Term, this Agreement shall automatically renew for successive one (1) year terms unless terminated by either party pursuant to at least ninety (90) days written notice to the other party.”

The Agreement is hereby amended by replacing Exhibit A with the Exhibit A attached hereto.

2.	Representations.

Except with regard to representations and warranties made as of a specific date, in such case, as of such date, each party represents to the other party that all representations contained in the Agreement (including all representations set forth in the Annex) are true and accurate as of the date of this Amendment or any specific date referenced in such representation, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment (except with regard to representations provided as of a specific date).

3.	Miscellaneous.

A.	This Amendment may be executed and delivered in counterparts (through facsimile transmission or otherwise in writing), each such counterpart shall he deemed an original, and all such counterparts, together, shall constitute a single agreement.

B.	This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto. Upon execution and delivery of this Amendment, the Agreement shall he modified and amended in accordance with the terms herein and shall continue in full force and effect.

C.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

D.	The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment. All capitalized terms used herein which are not defined herein shall have the meanings set forth in the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CONSULTING GROUP CAPITAL MARKET FUNDS,

on behalf of the Portfolios identified

on Exhibit A to the Agreement

By:	/s/ Donna Marley
Name:	Donna Marley
Title:	Chief Administrative Officer

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Elizabeth E. Prickett
Name:	Elizabeth E. Prickett
Title:	Managing Director

EXHIBIT A

LIST OF PORTFOLIOS

Large Capitalization Growth Investments

Large Capitalization Value Equity Investments

Small Capitalization Growth Investments

Small Capitalization Value Equity Investments

International Equity Investments

Emerging Markets Equity Investments

Core Fixed Income Investments

High Yield Investments

International Fixed Income Investments

Municipal Bond Investments

Money Market Investments